Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS Third quarter 2018 RESULTS

pearl river, ny – DECEmber 5, 2018 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the third quarter and nine months ended September 30, 2018.

For the quarter ended September 30, 2018 Hudson reported revenues of $40.5 million, an increase of 64% compared to $24.7 million in the comparable 2017 period. Revenues for the 2018 period included revenues from Aspen Refrigerants, Inc. (“ARI”) which was acquired in October 2017. Excluding the impact of ARI, revenues for the quarter ended September 30, 2018 decreased by $5.8 million from the comparable quarter in 2017. This decline was attributable to a decrease in the selling price per pound of certain refrigerants sold, which accounted for a decrease in revenues of $2.3 million and a decrease in the number of pounds of certain refrigerants sold, which accounted for a decrease in revenues of $3.5 million. The Company recorded a net loss of $13.9 million or ($0.33) per basic and diluted share in the third quarter of 2018, as compared to net income of $2.1 million or $0.05 per basic and diluted share in the same period of 2017. Included in the $13.9 million third quarter 2018 loss are approximately $9 million in non-cash charges related to a deferred tax reserve and approximately $2.2 million in non-recurring charges related to the acquisition and integration of ARI. Non-GAAP adjusted net loss for the quarter ended September 30, 2018 was ($0.5) million, or ($0.01) per diluted share, compared to non-GAAP adjusted net income of $3.8 million, or $0.09 per diluted share during the third quarter of 2017. Adjusted EBITDA was $5.0 million for the third quarter of 2018, as compared to adjusted EBITDA of $3.0 million for the third quarter of 2017.

For the nine months ended September 30, 2018, Hudson reported revenues of $140.8 million, an increase of 22% compared to $115.8 million in the comparable 2017 period. Revenues for the 2018 period included revenues from ARI. Excluding the impact of ARI, revenues for the first nine months of 2018 decreased by $44 million from the comparable 2017 period. The decline was attributable to a decrease in the selling price per pound of certain refrigerants sold, which accounted for a decrease in revenues of $29 million and a decrease in the number of pounds of certain refrigerants sold, which accounted for a decrease in revenues of $15 million. The Company experienced negative gross margins for the first nine months of 2018 compared to gross margin of 30% in the first nine months of 2017. The Company’s net loss for the first nine months of 2018 was $47.6 million, or ($1.12) per basic and diluted share, which included a non-cash inventory write down of approximately $35 million, an approximately $9 million non-cash tax effect for reserve allowance, and approximately $6 million in non-recurring charges related to the acquisition and integration of ARI, as compared to net income of $16.4 million or $0.39 per basic and $0.38 per diluted share in the first nine months of 2017. Non-GAAP adjusted net loss for the nine months ended September 30, 2018, which excludes any inventory write downs, was ($1.1) million, or ($0.03) per diluted share, compared to non-GAAP adjusted net income of $18.2 million, or $0.42 per diluted share during the first nine months of 2017. Adjusted EBITDA was $12.6 million for the first nine months of 2018, as compared to adjusted EBITDA of $28.9 million for the first nine months of 2017.

Reconciliations of net income (loss) to non-GAAP adjusted net income (loss), diluted net income (loss) per share to non-GAAP adjusted diluted net income (loss) per share, and net income (loss) to non-GAAP adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statement of operations. Additional information about the Company’s non-GAAP financial measures can be found under the caption “Use of Non-GAAP Measures” below.

Following the close of the quarter, Hudson announced that it has entered into definitive amendments to its term loan and revolving loan credit facilities. These amendments have been implemented pursuant to a Waiver and Third Amendment to its Term Loan Credit and Security Agreement (the “Third Amendment”), as well as a Second Amendment to its Amended and Restated Revolving Credit and Security Agreement (the “Second Revolver Amendment”). Additionally, on November 30, 2018 the Company filed its Form 10-Q for the period ended June 30, 2018, together with its Form 10-Q for the period ended September 30, 2018. With those filings, the Company has regained compliance with the periodic filing requirement of the Nasdaq Stock Market.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “We were pleased to announce definitive amendments to our credit facilities, which we believe provide us with the financial flexibility and liquidity to drive improved operating performance moving forward. Despite a selling season characterized by just-in-time buying patterns, diminished pricing of most refrigerants and seasonably cooler temperatures, we achieved $35 million in cash flow from operations during the first nine months of 2018, compared to $12.1 million for the comparable period in 2017. Additionally, we’ve reduced our debt by $37 million year-to-date and had approximately $45 million of availability as of September 30, 2018.

“The 2018 selling season was one of the most challenging for the industry and our company. The severe price corrections across nearly all refrigerants were unprecedented. That said, with our visibility today, we believe that pricing has stabilized and our margins should improve as we replace the higher priced inventory with lower priced product. Likewise, operationally we are better prepared to more effectively address just-in-time buying patterns, should that pattern continue in 2019.”

Mr. Zugibe concluded, “Our acquisition of ARI has enhanced our customer base and product offerings, giving us added flexibility to navigate the current refrigerant market. With our solid, longstanding customer base, more diverse product portfolio and expanded distribution network, we remain optimistic about the market opportunity ahead. As we move forward, we remain focused on strengthening our leadership position in the refrigerant and reclamation industry.”

Conference Call Information

The Company will host a conference call and webcast to discuss the third quarter results today, December 5, 2018 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until January 5, 2019 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 41503.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, Hudson’s expectations with respect to the benefits, costs and other anticipated financial impacts of the ARI transaction; future financial and operating results of the Company; the Company’s ability to secure an amendment to the Term Loan and to remain in compliance with the Term Loan’s financial covenants; and the Company’s plans, objectives, expectations and intentions with respect to future operations and services. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate ARI’s operations and any assets it acquires from other third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2017 and other subsequent filings with the Securities and Exchange Commission. Examples of such risks and uncertainties specific to the ARI transaction include, but are not limited to, the possibility that the expected benefits will not be realized, or will not be realized within the expected time period. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Use of Non-GAAP Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share (Adjusted EPS). The Company defines EBITDA as the net income (loss) as reported under GAAP, plus income tax expense (benefit), interest expense and depreciation and amortization expense. The Company defines Adjusted EBITDA as EBITDA plus the amortization of the inventory step-up in basis arising from inventory purchased in the ARI acquisition, lower of cost or net realizable value adjustment, non-cash stock compensation expense, and non-recurring transaction fees and integration costs related to the ARI acquisition. The Company defines Adjusted Net Income (Loss) as the net income (loss) as reported under GAAP plus income tax expense (benefit), the amortization of the inventory step-up in basis arising from inventory purchased in the ARI acquisition, lower of cost or net realizable value adjustment, amortization expense, non-cash stock compensation expense, and non-recurring transaction fees and integration costs related to the ARI acquisition and adjusted for effective tax rates. The Company defines Adjusted EPS as Adjusted Net Income (Loss) per share.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance, particularly in light of the impact of the recent ARI acquisition. Our management believes that detail as to the impact of the specified acquisition-related matters and other matters is useful in understanding the overall change in the consolidated results of operations for Hudson Technologies from one reporting period to another. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures will be useful to our management and investors during 2018 as the impact of the ARI acquisition continues to be reflected in the Company’s financial results.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,378	$5,002
Trade accounts receivable – net	23,166	14,831
Inventories	106,508	172,485
Income tax receivable	-	9,664
Prepaid expenses and other current assets	3,560	6,934
Total current assets	134,612	208,916

Property, plant and equipment, less accumulated depreciation	28,330	30,461
Deferred tax asset	-	-
Goodwill	47,803	49,464
Intangible assets, less accumulated amortization	30,194	32,419
Other assets	72	184
Total Assets	$241,011	$321,444

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$10,836	$10,885
Accrued expenses and other current liabilities	21,545	15,221
Accrued payroll	1,916	3,052
Current maturities of long-term debt	1,050	1,050
Short-term debt	29,065	65,152
Total current liabilities	64,412	95,360
Deferred tax liability	372	1,473
Long-term debt, less current maturities	99,675	101,158
Total Liabilities	164,459	197,991

Commitments and contingencies

Stockholders' equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	-	-
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding 42,599,431 and 42,398,140	426	424
Additional paid-in capital	114,951	114,302
Retained earnings (accumulated deficit)	(38,825)	8,727
Total Stockholders' Equity	76,552	123,453

Total Liabilities and Stockholders' Equity	$241,011	$321,444

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Revenues	$40,545	$24,706	$140,804	$115,766
Cost of sales	32,816	19,636	151,252	80,811
Gross profit	7,729	5,070	(10,448)	34,955

Operating expenses:
Selling, general and administrative	7,356	3,473	26,038	9,823
Amortization	742	121	2,225	364
Total operating expenses	8,098	3,594	28,263	10,187

Operating income (loss)	(369)	1,476	(38,711)	24,768

Interest expense	4,064	24	10,616	170

(Loss) income before income taxes	(4,433)	1,452	(49,327)	24,598

Income tax expense (benefit)	9,447	(652)	(1,775)	8,236

Net (loss) income	$(13,880)	$2,104	$(47,552)	$16,362

Net (loss) income per common share – Basic	$(0.33)	$0.05	$(1.12)	$0.39
Net (loss) income per common share – Diluted	$(0.33)	$0.05	$(1.12)	$0.38
Weighted average number of shares outstanding – Basic	42,530,476	41,869,528	42,445,926	41,648,439
Weighted average number of shares outstanding – Diluted	42,530,476	43,463,982	42,445,926	43,173,427

Appendix – Non GAAP Reconciliations (unaudited)

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net (loss) income	$(13,880)	$2,104	$(47,552)	$16,362
Income tax (benefit) expense	9,447	(652)	(1,775)	8,236
Interest expense	4,064	24	10,616	170
Depreciation expense	1,043	358	3,123	1,324
Amortization expense	742	121	2,225	364
EBITDA	1,416	1,955	(33,363)	26,456
Inventory step-up in basis	--	--	3,654	--
Lower of cost or net realizable value adjustment	1,192	--	35,905	--
Stock compensation expense	119	28	332	28
Nonrecurring expenses	2,227	1,041	6,094	2,398
Adjusted EBITDA	$4,954	$3,024	$12,622	$28,882

Adjusted Net Income (Loss) and Net Income (Loss) Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net (loss) income	$(13,880)	$2,104	$(47,552)	$16,362
Income tax (benefit) expense	9,447	(652)	(1,775)	8,236
Pretax income (loss)	(4,433)	1,452	(49,327)	24,598
Inventory step-up in basis	--	--	3,654	--
Lower of cost or net realizable value adjustment	1,192	--	35,905	--
Amortization expense	742	121	2,225	364
Stock compensation expense	119	28	332	28
Nonrecurring expenses	2,227	1,041	6,094	2,398
Adjusted pretax income (loss)	(153)	2,642	(1,117)	27,388
Income tax expense (benefit)	326	(1,186)	(40)	9,170
Adjusted net income (loss)	$(479)	$3,828	$(1,077)	$18,218

Net income (loss) per share
Diluted net income (loss) per common share	$(0.33)	$0.05	$(1.12)	$0.38
Adjustment to diluted net income (loss) per common share	$0.32	$0.04	$1.09	$0.04
Adjusted diluted net income (loss) per common share	$(0.01)	$0.09	$(0.03)	$0.42